EXECUTION COPY

AMENDMENT NO. 2 TO
LOAN AND SECURITY AGREEMENT
This Amendment No. 2, dated as of March 15, 2013 (this “Amendment”), is among DT Warehouse V, LLC, as borrower (the “Borrower”), DT Credit Company, LLC, as servicer (the “Servicer”), Wells Fargo Bank, National Association, as lender (the “Lender”), Wells Fargo Securities, LLC, as administrative agent (the “Administrative Agent”), and Wells Fargo Bank, National Association, as collateral custodian (in such capacity, the “Collateral Custodian”) and backup servicer (in such capacity, the “Backup Servicer”), and relates to the Loan and Security Agreement, dated as of December 23, 2011, as amended by Amendment No. 1 to Loan and Security Agreement, dated as of December 11, 2012 (the “Original Loan Agreement” and, as amended by this Amendment, the “Loan Agreement”), in each case among the Borrower, the Servicer, the Lender, the Administrative Agent, the Collateral Custodian and the Backup Servicer.
Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Original Loan Agreement.
RECITALS
WHEREAS, the parties hereto desire to amend various provisions of the Original Loan Agreement on the terms and in the manner set forth herein.
NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.01 Amendments.
(a)The definition of “Certificate of Title” in Section 1.1 of the Original Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:
Certificate of Title: With respect to a Financed Vehicle, (i) the original certificate of title relating thereto, or copies of correspondence to the applicable Registrar of Titles, and all enclosures thereto, for issuance of the original certificate of title or (ii) if the applicable Registrar of Titles issues a letter or other form of evidence of lien in lieu of a certificate of title (including electronic titling), the original lien entry letter or form or copies of correspondence to such applicable Registrar of Titles, and all enclosures thereto, for issuance of the original lien entry letter or form, which, in either case, shall name the related Obligor as the owner of such Financed Vehicle and the Originator, the Borrower, GO or the Administrative Agent, as secured party.
(b)    The definition of “Concentration Limits” in Section 1.1 of the Original Loan Agreement is hereby amended by adding the following clause (v) and removing the word “and” after clause (iii) and inserting after clause (iv):

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(v)    not more than $30,000,000.00 of the Borrowing Base consist of Pledged Contracts that are GO Contracts.
(c)    The definition of “Contract” in Section 1.1 of the Original Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:
Contract: A (i) retail installment or conditional sale contract, with any modifications made in accordance with the Credit and Collection Policy, provided, however, that no such modification has reduced the Principal Balance or reduced the APR of such Contract, originated by any of DTCS or the Originator at any time, pursuant to which the related Obligor has (a) purchased a new or used Motor Vehicle from a DT Entity or, with the consent of the Administrative Agent, a Dealer, (b) granted a security interest in the Motor Vehicle to secure the Obligor’s payment obligations, and (c) agreed to pay the unpaid purchase price and a finance charge in periodic installments no less frequently than monthly and (ii) GO Contract.
(d)    The definition of “Dealer Agreement” in Section 1.1 of the Original Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:
Dealer Agreement: (i) An agreement between a DT Entity and the Originator or, with the prior written consent of the Administrative Agent, a Dealer and a DT Entity, regarding the terms and conditions of the acquisition by the Originator from such Dealer of Contracts, which agreement includes (a) certain representations, warranties and covenants of such Dealer acceptable to the Borrower with respect to the Contracts sold by such Dealer, (b) the agreement of such Dealer to repurchase the Contract and any related Contract with respect to which one or more of such representations and warranties has been breached and (c) the agreement by such Dealer to (x) maintain all licenses required by Applicable Law at the time of the sale by such Dealer of a Contract and (y) have had all licenses required by Applicable Law at the time of the origination by such Dealer of a Contract and (ii) a GO Dealer Agreement.
(e)    The definition of “GO” is hereby added, in its correct alphabetical order, in Section 1.1 of the Original Loan Agreement with the following:
GO: GFC Lending LLC.
(f)    The definition of “GO Contract” is hereby added, in its correct alphabetical order, in Section 1.1 of the Original Loan Agreement with the following:
GO Contract: Each retail installment sales contract, containing, in substance, the material provisions set forth in the form attached hereto as Exhibit Q, relating to the sale of a Motor Vehicle which was (i) originated by a Dealer pursuant to which the related Obligor has (a) purchased a new or used Motor Vehicle from a Dealer, (b) granted a security interest in the Motor Vehicle to secured the Obligor’s payment obligations, and (c) agreed to pay the unpaid purchase price and a finance charge in periodic installments

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no less frequently than monthly and (ii) sold to GO pursuant to the related GO Dealer Agreement.
(g)    The definition of “GO Dealer Agreement” is hereby added, in its correct alphabetical order, in Section 1.1 of the Original Loan Agreement with the following:
GO Dealer Agreement: An agreement between GO and a Dealer, in substantially the form attached hereto as Exhibit R, regarding the terms and conditions of the acquisition by GO from such Dealer of GO Contracts, which agreement includes (i) the agreement of such Dealer to repurchase the GO Contract with respect to which one or more representations and warranties set forth therein has been breached, (ii) the agreement by such Dealer to (a) maintain all licenses required by Applicable Law at the time of the sale by such Dealer of each GO Contract and (b) have had all licenses required by Applicable Law at the time of the origination by such Dealer of each GO Contract and (iii) certain backend payments which shall be paid by GO.
(h)    The definition of “GO Origination Agreement” is hereby added, in its correct alphabetical order, in Section 1.1 of the Original Loan Agreement with the following:
GO Origination Agreement: An agreement between GO and the Originator, which is approved by the Administrative Agent, regarding the terms and conditions of the acquisition by the Originator from GO of GO Contracts, which agreement includes (i) certain representations, warranties and covenants of GO acceptable to the Originator with respect to each GO Contract sold by GO, (ii) the agreement of GO to repurchase each GO Contract with respect to which one or more of such representations and warranties has been breached, and (iii) the agreement by GO to (a) maintain all licenses required by Applicable Law at the time of the sale by such Dealer of each GO Contract and (b) have had all licenses required by Applicable Law at the time of the origination by such Dealer of each GO Contract.
(i)    The definition of “Pledged Contract” in Section 1.1 of the Original Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:
Pledged Contract: At any date, each Contract (including any GO Contract) in which the Borrower at any time and from time to time has an interest, whether or not such Contract is an Eligible Contract, excluding any (i) Contract released from the Lien of this Agreement pursuant hereto and (ii) Terminated Contract.
(j)    Clause (xiii) of Section 11.1 of the Original Loan Agreement is hereby amended by deleting such clause in its entirety and replacing it with the following:
(xiii)    any failure by the Borrower to give reasonably equivalent value to the Originator in consideration for the transfer by the Originator to the Borrower of any of the Pledged Contracts and the related Collateral, any dispute or claim of a Dealer with

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respect to any GO Dealer Agreement related to any Pledged Contracts including any backend payments, any dispute or claim of GO or the Originator with respect to the GO Origination Agreement, or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including any provision of any Insolvency Laws;
(k)    Clause (l) of Schedule A of the Original Loan Agreement is hereby amended by deleting such clause in its entirety and replacing it with the following:
(l)    that was either originated by DTCS or the Originator in a Permitted State or is a GO Contract;
(l)    Clause (q) of Schedule A of the Original Loan Agreement is hereby amended by deleting such clause in its entirety and replacing it with the following:
(q)    that, (i) if originated by DTCS, was transferred by DTCS to the Originator pursuant to the Origination Agreement, (a) at the time originated by DTCS or the Originator, satisfied the creditworthiness and other advance criteria in the Credit and Collection Policy or was otherwise approved by the Administrative Agent and (b) was originated without any fraud or misrepresentation on the part of DTCS, the Originator or any other Person and (ii) if a GO Contract, was transferred by GO to the Originator pursuant to the GO Origination Agreement, (a) at the time originated by the related Dealer, satisfied the creditworthiness and other advance criteria in the related GO Dealer Agreement or was otherwise approved by the Administrative Agent and (b) was originated without any fraud or misrepresentation on the part of such Dealer;
(m)    “Exhibit Q – Form of GO Contract” is added to the Original Loan Agreement, in substantially the form attached hereto as Annex 1
(n)    “Exhibit R – Form of GO Dealer Agreement” is added to the Original Loan Agreement, in substantially the form attached hereto as Annex 2.
Section 1.02 Representation and Warranties.
(a)    Each of the Borrower and the Servicer represents and warrants to the other parties hereto as of the date hereof that (i) each of its representations and warranties set forth in the Original Loan Agreement is true and correct in all material respects as if made on the date hereof (except to the extent any such representation and warranty expressly refers to an earlier date) and (ii) upon the effectiveness of this Amendment, no Termination Event has occurred and is continuing.
(b)    Each of the Borrower and the Servicer by executing this Amendment hereby represents and warrants that (i) the individual executing this Amendment on behalf of such party is duly authorized to do so, (ii) such party has full right and authority to enter into this Amendment and to consummate the transactions described in this Amendment and (iii) each of this Amendment, the Original Loan Agreement and the Loan Agreement constitutes the valid and

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legally binding obligation of such party, enforceable against such party in accordance with its terms.
Section 1.03 Conditions to Effectiveness. This Amendment shall become effective immediately when the parties hereto shall have received an executed counterpart of this Amendment, and (ii) a UCC-1 financing statement has been filed with respect to the GO Origination Agreement.
Section 1.04 Waiver of Notice. The parties hereto waive any notices required under the Original Loan Agreement in connection with this Amendment.
Section 1.05 Full Force and Effect.
(a)    Except as hereby modified pursuant to this Amendment, the Original Loan Agreement shall continue in full force and effect and is hereby ratified and confirmed by the Borrower in all respects. The Original Loan Agreement and each of the other Transaction Documents, taken together, constitute and contain the entire agreement of the parties hereto and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof and thereof. Each of the Borrower and the Servicer understands that in the event of any subsequent litigation, controversy or dispute concerning any of the terms, conditions or provisions of this Amendment, it shall not be entitled to offer or introduce into evidence any oral promises or oral agreements between the parties relating to the subject matter of this Amendment not included or referred to herein and not reflected by a writing included or referred to herein.
(b)    The execution and delivery of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Lender under the Original Loan Agreement or any of the other Transaction Documents.
Section 1.06 GOVERNING LAW. THE PROVISIONS RELATING TO GOVERNING LAW CONTAINED IN SECTION 15.6 OF THE ORIGINAL LOAN AGREEMENT SHALL APPLY TO THIS AMENDMENT.
Section 1.07 Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers or managers thereunto duly authorized, as of the date first above written.
DT WAREHOUSE V, LLC, as Borrower

By:	/s/ Jon Ehlinger
Name: Jon Ehlinger
Title: Secretary
DT CREDIT COMPANY, LLC,
as Servicer

By:	/s/ Jon Ehlinger
Name: Jon Ehlinger
Title: Secretary

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WELLS FARGO SECURITIES, LLC, as Administrative Agent

By:	/s/ Steven J. Ellis
Name: Steven J. Ellis
Title: Managing Director
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Backup Servicer and Collateral Custodian

By:	/s/ Jeanine C. Casey
Name: Jeanine C. Casey
Title: Vice President
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ Leah W. Miller
Name: Leah W. Miller
Title: Managing Director

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